KINGERY & CROUSE PA

CERTIFIED PUBLIC ACCOUNTANTS

December 14, 2012

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Re: Nutra Pharma Corp.

Ladies and Gentlemen:

We have read the statements made by Nutra Pharma Corp. in Item 4.01 of the accompanying Form 8-K (Commission file number (000-32141), which is being filed with the U.S. Securities and Exchange Commission. We agree with the statements contained therein concerning our firm.

Very truly yours,

/s/ Kingery & Crouse, P.A.

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